OPKO Health to Remain on the Tel Aviv Stock Exchange

MIAMI (April 27, 2018) – OPKO Health, Inc. (NASDAQ: OPK) announced today it intends to remain on the Tel Aviv Stock Exchange (TASE) and withdraw its request to voluntarily delist its common stock from the TASE. The initial delisting request was made public by the Company in a Form 8-K filing with the U.S. Securities and Exchange Commission on April 9, 2018 and the delisting was to take effect on July 10, 2018.

“We have spoken with a number of our Israel-based investors and they have expressed their desire that we continue our presence on the TASE and urged us to reconsider our decision. Given our research and operational presence in Israel and the importance of our listing to our Israeli investors, we have made the decision to remain on the TASE and to continue receiving the benefits afforded OPKO as a member of that exchange and various TASE indices,” stated Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO Health.

OPKO’s shares will continue to be listed uninterrupted on both The NASDAQ Global Market and the TASE, and the Company will continue with normal course of business activities to support trading on both exchanges.

About OPKO Health, Inc.

OPKO Health is a diversified healthcare company that seeks to establish industry leading positions in large, rapidly growing markets. Our diagnostics business includes Bio-Reference Laboratories, the nation’s third largest clinical laboratory with a core genetic testing business and a 400 person sales and marketing team to drive growth and leverage new products, including the 4Kscore® prostate cancer test and the Claros® 1 in-office immunoassay platform. Our pharmaceutical business features RAYALDEE, an FDA-approved treatment for secondary hyperparathyroidism in stage 3 and 4 chronic kidney disease patients with vitamin D insufficiency (launched in November 2016), OPK88003, a once or twice weekly oxyntomodulin for type 2 diabetes and obesity which is a clinically advanced drug candidate among the new class of GLP-1 glucagon receptor dual agonists, OPK88004, a SARM (Selective Androgen Receptor Modulator) for treating BPH (Benign Prostatic Hypertrophy), OPK88002, a NK-1 antagonist to treat pruritus (itching) in dialysis patients, and OPK88001, a proprietary oligonucleotide to treat Dravet Syndrome. In addition, the Company is advancing its CTP technology, which includes a long acting hGH-CTP, a once weekly human growth hormone injection (in phase 3 and partnered with Pfizer). OPKO also has production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our position on the TASE and various TASE indices, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our Annual Reports on Form 10-K filed and to be filed with the Securities and Exchange Commission and in our other filings with the Securities and Exchange Commission, as well as integration challenges for Bio-Reference, EirGen, Transition, and other acquired businesses, the risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, that earlier clinical results of effectiveness and safety may not be reproducible or indicative of future results, that OPK88003 and any of our compounds or diagnostic products under development may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications, that currently available over-the-counter and prescription products, as well as products under development by others, may prove to be as or more effective than our products for the indications being studied. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

CONTACTS:

Company
OPKO Health, Inc.
David Malina, 305-575-4100
Investor Relations

Investors
LHA Investor Relations
Miriam Weber Miller, 212-838-3777
MMiller@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

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